EXHIBIT 99.1
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                             2000 AMENDMENT TO THE
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                        1997 EMPLOYEE STOCK PURCHASE PLAN
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                         OF INCYTE PHARMACEUTICALS, INC.
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         THIS AMENDMENT amends the Employee Stock Purchase Plan (the "Plan") of
Incyte Pharmaceuticals, Inc. (the "Company"). Unless specifically otherwise defined, each term used herein shall have the meaning assigned to such term in the Plan.

                                   WITNESSETH:

         WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to amend the Plan to increase the number of shares authorized for issuance thereunder:

         NOW THEREFORE, the Plan is hereby amended as follows:

     1. STOCK SUBJECT TO THE PLAN.

     1.1 Section 13, paragraph (a) of the Plan shall be amended by deleting the first sentence and replacing it with the following:

         "The maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be six hundred thousand (600,000) shares, subject to adjustment upon changes in the capitalization of the Company as provided in Section 18 hereof."

     2. DATE OF AMENDMENT. To record the adoption of this Amendment to the Plan by the Board of Directors as of February 28, 2000 and the approval by the stockholders of this Amendment on June 5, 2000, the Company has caused its authorized officer to execute the same.

                                      INCYTE PHARMACEUTICALS, INC.



                                      By           /S/ ROY A. WHITFIELD
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                                                   Roy A. Whitfield

                                      As its CHIEF EXECUTIVE OFFICER
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